As filed with the Securities and Exchange Commission on September 25, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Entasis Therapeutics Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	2834 (Primary Standard Industrial Classification Code Number)	82-4592913 (I.R.S. Employer Identification No.)

35 Gatehouse Drive

Waltham, MA 02451

(781) 810-0120

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Manoussos Perros, Ph.D.

Chief Executive Officer

Entasis Therapeutics Holdings Inc.

35 Gatehouse Drive

Waltham, MA 02451

(781) 810-0120

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Christian E. Plaza Brent B. Siler Brian F. Leaf Jaime L. Chase Cooley LLP 1299 Pennsylvania Avenue, NW, Suite 700 Washington, DC 20004-2400 (202) 842-7800	Lisa Firenze Steven D. Singer Wilmer Cutler Pickering Hale and Dorr LLP 7 World Trade Center 250 Greenwich Street New York, NY 10007 (212) 230-8800

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒  (333-226920)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(3)
Common stock, par value $0.001 per share	676,471	$15.00	$10,147,065	$1,263.31

(1)     Represents only the number of shares being registered pursuant to this Registration Statement, which includes 88,236 shares that the underwriters have the option to purchase to cover over-allotments and are in addition to the 5,073,529 shares that were registered pursuant to the Registrant’s Registration Statement on Form S-1 (File No. 333-226920), which included 661,764 shares that the underwriters have the option to purchase to cover over-allotments.

(2)     Based on the public offering price.

(3)     The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended, based on the proposed maximum aggregate offering price. The registrant previously registered securities at an aggregate offering price not to exceed $91,323,522 on a Registration Statement on Form S-1 (File No. 333-226920), which was declared effective by the Securities and Exchange Commission on September 25, 2018. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $10,147,065 is hereby registered, which includes shares issuable upon the exercise of the underwriters’ option to purchase additional shares.

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement (the “Registration Statement”) is being filed with the Securities and Exchange Commission (the “Commission”) with respect to the registration of additional shares of common stock, par value $0.001 per share, of Entasis Therapeutics Holdings Inc. (the “Registrant”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”). This Registration Statement incorporates by reference the contents of, including all amendments and exhibits thereto, the Registration Statement on Form S-1, as amended (File No. 333-226920) (the “Prior Registration Statement”), which the Commission declared effective on September 25, 2018, and is being filed solely for the purpose of increasing the number of shares to be offered in the public offering by 676,471 shares, including 88,236 shares that may be sold pursuant to the underwriters’ option to purchase additional shares. The additional shares that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement.

EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Cooley LLP as to legality.

23.1	Consent of KPMG LLP, independent registered public accounting firm.

23.2	Consent of Cooley LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of the Registration Statement on Form S-1 (File No. 333-226920), filed with the Commission on August 17, 2018 and incorporated herein by reference).

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Waltham, Commonwealth of Massachusetts, on the 25th day of September, 2018.

ENTASIS THERAPEUTICS HOLDINGS INC.

By:	/s/ MANOUSSOS PERROS
Manoussos Perros, Ph.D.
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MANOUSSOS PERROS	President, Chief Executive Officer and Director (Principal Executive Officer)	September 25, 2018
Manoussos Perros, Ph.D.

/s/ MICHAEL GUTCH	Chief Financial Officer and Chief Business Officer (Principal Financial Officer and Principal Accounting Officer)	September 25, 2018
Michael Gutch, Ph.D.

*	Director	September 25, 2018
Nicholas Galakatos, Ph.D.

*	Director	September 25, 2018
Heather Behanna, Ph.D.

*	Director	September 25, 2018
David C. Hastings

*	Director	September 25, 2018
Gregory Norden

*	Director	September 25, 2018
Heather Preston, M.D.

*	Director	September 25, 2018
Andrew J. Staples

*	Director	September 25, 2018
James N. Topper, M.D., Ph.D.

*By:	/s/ MICHAEL GUTCH
Michael Gutch Attorney-in-Fact

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